UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2015

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 9, 2015, Shiloh Industries, Inc. (the "Company") issued a press release announcing its operating results for the first quarter ended January 31, 2015. A copy of the press release is attached as Exhibit 99.1 to this Report.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

SHILOH INDUSTRIES REPORTS FIRST QUARTER 2015 RESULTS

(a) Financial Statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1    Press Release of Shiloh Industries, Inc. dated March 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.
Date:	March 9, 2015	By:	/s/ Thomas M. Dugan Name: Thomas M. Dugan Title: Vice President of Finance and Treasurer

Exhibit Index

Exhibit No.                        Description

99.1            Press Release of Shiloh Industries, Inc. dated March 9, 2015

For Immediate Release                        CONTACT:
Thomas M. Dugan
Vice President of Finance and Treasurer
Shiloh Industries, Inc.
+1 (330) 558-2600

SHILOH INDUSTRIES REPORTS FIRST QUARTER 2015 RESULTS

VALLEY CITY, Ohio, March 9, 2015 -- Shiloh Industries, Inc. (NASDAQ: SHLO) today reported financial results for the first quarter ended January 31, 2015.

First Quarter 2015 Highlights:

•	Sales revenue for the quarter was $257.1 million, an increase of 40.1 percent.

•	Gross profit for the quarter improved by 15.1 percent and was $20.5 million.

•	Net income per share diluted for the quarter was $0.21 per share.

Sales revenue for the first quarter of fiscal 2015 increased to $257.1 million, a 40.1 percent improvement compared with first quarter of fiscal 2014. Acceptance of our leading technologies and the recent strategic acquisitions completed in fiscal 2014 have contributed to the increase in sales revenue of $73.5 million; $8.4 million, or 11.4%, of which was generated through organic growth.
Gross profit improved $2.7 million to $20.5 million, a 15.1 percent improvement compared with $17.8 million for the first quarter of fiscal 2014, and a 10.2 percent sequential improvement from $18.7 million for the fourth quarter of fiscal 2014. Gross margin improved 15.9% from 4Q14 to 1Q15. The gross profit improvement was driven by several new product launches, successful productivity initiatives and increased sales revenue through acquisition.
"In the first quarter, we continued to invest to better serve growing global demand for our technologies and products," said Ramzi Hermiz, president and chief executive officer. "On December 9, 2014, we announced the opening of a strategically located facility in Clarksville, Tennessee to manufacture high-pressure and structural aluminum die castings. In addition, we continue to achieve new business and gain synergistic benefits from our recent Finnveden Metal Structures and Radar Industries acquisitions. Expanded magnesium capabilities have enabled significant new business wins and future opportunities in Europe. Additional stamping capabilities and footprint expansion in the rapidly growing automotive market in Central Mexico have also delivered strong results. Also in the first quarter, we announced our new sales and technical center in Plymouth, Michigan. The Plymouth Technical Center will officially open on March 16th and we are excited about the opportunity for greater collaboration amongst our employees, our customers and our suppliers.”
Selling, general and administrative costs were $13.6 million, or 5.3 percent of sales revenue compared with $10.4 million, or 5.7 percent of sales revenue in the prior year and $17.3 million, or 6.4 percent, for the fourth quarter of fiscal 2014. The sequential improvement reflects the company's on-going integration of recent acquisitions in Europe and North America.
Net income for the quarter was $3.7 million, or $0.21 per diluted share, compared with $0.24 per diluted share in the prior quarter excluding a $0.05 benefit from one-time asset sales. The first quarter of 2015 was up $0.15 per diluted share compared to the fourth quarter of fiscal 2014. The quarter to quarter improvement was due in part to the non-reoccurrence of one-time acquisition costs in the fourth quarter of 2014 and operational efficiencies in the following quarter.
“We continue to deliver on our strategy of creating value by increasing our capability to serve growing global markets with our broad range of lightweighting and sound management solutions," Hermiz said. "We are confident that our focus on industry-leading technology and innovation, operational performance and a strong balance sheet will enable us to take advantage of additional opportunities for growth. Customers around the world are looking increasingly to our solutions to reduce weight, improve fuel economy and enhance the performance of their products."

Shiloh to Host Conference Call Today at 9 a.m. EST
Shiloh Industries will host a conference call Monday, March 9th at 09:00 Eastern Time to discuss the company's 2015 first-quarter financial results. To join the conference, dial +1-888-572-7034 approximately five minutes prior to the start time and request the Shiloh Industries first quarter conference call. Details may also be found on the company’s website: Shiloh.com.

For inquiries, please contact Thomas Dugan, Vice President, Finance and Treasurer at: mailto:investor@shiloh.com.

About Shiloh Industries, Inc.

Shiloh Industries Inc. (NASDAQ: SHLO), is a leading global supplier of lightweighting and noise, vibration and harshness solutions to the automotive, commercial vehicle and industrial markets, capable of delivering solutions in aluminum, magnesium, steel and high-strength steel alloys for original equipment manufacturers and suppliers. The company offers the broadest portfolio of lightweighting solutions in the industry through the BlankLight™, CastLight™ and StampLight™ brands.  Shiloh designs and manufactures components in body, chassis and powertrain systems with expertise in precision blanks, ShilohCore™ acoustic laminates, aluminum and steel laser welded blanks, complex stampings, modular assemblies, aluminum and magnesium die casting, as well as precision machined components. Shiloh has nearly 3,300 dedicated employees with operations, sales and technical centers throughout Asia, Europe and North America.

###

Forward-Looking Statements
Certain statements made by Shiloh Industries, Inc. (the "Company") in this release and other periodic oral and written statements, including filings with the Securities and Exchange Commission, regarding the Company's operating performance, events or developments that the Company believes or expects to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in the Company's expectations of future operating results are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks include the ability of the Company to accomplish its strategic objectives; the ability to obtain future sales; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; costs related to legal and administrative matters; the Company's ability to realize cost savings expected to offset price concessions; the Company's ability to successfully integrate acquired businesses, including businesses located outside of the United States; risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of our products; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel and utility costs; work stoppages and strikes at the Company's facilities and that of the Company's customers or suppliers; the Company's dependence on the automotive and heavy truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions, including increased energy costs affecting car and light truck production, and regulations and policies regarding international trade; financial and business downturns of the Company's customers or vendors, including any production cutbacks or bankruptcies; increases in the price of, or limitations on the availability of, steel, aluminum or magnesium, the Company's primary raw materials, or decreases in the price of scrap steel; the successful launch and consumer acceptance of new vehicles for which the Company supplies parts; the occurrence of any event or condition that may be deemed a material adverse effect under the Company’s outstanding indebtedness or a decrease in customer demand which could cause a covenant default under the Company’s outstanding indebtedness; pension plan funding requirements; and other factors, uncertainties, challenges and risks detailed in the Company's other public filings with the Securities and Exchange Commission. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this release.

The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the Securities and Exchange Commission.

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)

	January 31, 2015	October 31, 2014
	(Unaudited)
ASSETS:
Cash and cash equivalents	$7,049	$12,014
Investment in marketable securities	794	1,045
Accounts receivable, net of allowance for doubtful accounts of $609 and $601 at January 31, 2015 and October 31, 2014, respectively	155,781	171,242
Related-party accounts receivable	966	533
Prepaid income taxes	1,410	2,142
Inventories, net	97,810	91,303
Deferred income taxes	3,501	3,496
Prepaid expenses	11,482	11,987
Total current assets	278,793	293,762
Property, plant and equipment, net	278,236	274,828
Goodwill	29,842	30,887
Intangible assets, net	21,265	21,998
Deferred income taxes	3,545	2,605
Other assets	4,875	5,445
Total assets	$616,556	$629,525
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current debt	$1,601	$1,918
Accounts payable	143,022	146,478
Other accrued expenses	32,276	41,336
Total current liabilities	176,899	189,732
Long-term debt	271,594	268,102
Long-term benefit liabilities	25,867	19,951
Deferred income taxes	—	2,739
Interest rate swap agreement	4,930	2,510
Other liabilities	2,022	1,972
Total liabilities	481,312	485,006
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at January 31, 2015 and October 31, 2014, respectively	—	—
Common stock, par value $.01 per share; 25,000,000 shares authorized; 17,217,284 and 17,214,284 shares issued and outstanding at January 31, 2015 and October 31, 2014, respectively	172	172
Paid-in capital	68,351	68,035
Retained earnings	116,866	113,193
Accumulated other comprehensive loss, net	(50,145)	(36,881)
Total stockholders’ equity	135,244	144,519
Total liabilities and stockholders’ equity	$616,556	$629,525

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three months ended January 31,
	2015	2014
Net revenues	$257,078	$183,539
Cost of sales	236,530	165,693
Gross profit	20,548	17,846
Selling, general & administrative expenses	13,625	10,400
Amortization of intangible assets	632	545
Asset recovery	—	(1,120)
Operating income	6,291	8,021
Interest expense	1,762	886
Interest income	(7)	(3)
Other (income) expense	(373)	18
Income before income taxes	4,909	7,120
Provision for income taxes	1,236	2,181
Net income	$3,673	$4,939
Earnings per share:
Basic earnings per share	$0.21	$0.29
Basic weighted average number of common shares	17,215	17,113
Diluted earnings per share	$0.21	$0.29
Diluted weighted average number of common shares	17,255	17,208

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Dollar amounts in thousands)

	Three Months Ended January 31,

	2015	2014
Net Income	$3,673	$4,939
Other comprehensive income (loss):
Defined benefit pension plans & other postretirement benefits
Recognized gain	296	269
Actuarial net loss	(6,156)	(540)
Asset net loss	(846)	(386)
Income tax benefit on pension plans & other postretirement benefits	2,537	249
Total defined benefit pension plans & other post retirement benefits	(4,169)	(408)
Marketable securities:
Unrealized loss on marketable securities	(251)	—
Income tax benefit on marketable securities	88	—
Total marketable securities, net of tax	(163)	—
Derivatives and hedging
Unrealized loss on interest rate swap agreements	(2,420)	—
Income tax benefit on interest rate swap agreements	916	—
Change in fair value of derivative instruments, net of tax	(1,504)	—
Foreign currency translation adjustments:
Unrealized loss on foreign currency translation	(7,428)	—
Comprehensive income (loss), net	$(9,591)	$4,531

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Three Months Ended January 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,673	$4,939
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,732	6,419
Asset recovery	—	(1,120)
Amortization of deferred financing costs	149	261
Deferred income taxes	(104)	—
Stock-based compensation expense	199	150
Gain on sale of assets	(24)	(127)
Changes in operating assets and liabilities:
Accounts receivable	14,034	16,473
Inventories	(7,313)	(5,721)
Prepaids and other assets	760	(734)
Payables and other liabilities	(18,285)	(14,508)
Accrued income taxes	732	(136)
Net cash provided by operating activities	2,553	5,896
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(10,884)	(3,781)
Proceeds from sale of assets	72	1,253
Net cash used in investing activities	(10,812)	(2,528)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital leases	(207)	(16)
Proceeds from long-term borrowings	21,100	2,600
Repayments of long-term borrowings	(16,921)	(5,618)
Payment of deferred financing costs	—	(16)
Proceeds from exercise of stock options	52	307
Net cash provided by (used for) financing activities	4,024	(2,743)
Effect of foreign currency exchange rate fluctuations on cash	(730)	—
Net increase (decrease) in cash and cash equivalents	(4,965)	625
Cash and cash equivalents at beginning of period	12,014	398
Cash and cash equivalents at end of period	$7,049	$1,023

Supplemental Cash Flow Information:
Cash paid for interest	$2,007	$772
Cash paid for income taxes	$301	$2,168

Non-cash Investing and Financing Activities:
Equipment acquired under capital lease	$—	$467
Capital equipment included in accounts payable	$3,869	$3,781